UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2014

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 8, 2014, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the third quarter of fiscal year 2014, which ended February 28, 2014.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the term “Adjusted EBITDA” which is not a measurement of financial performance under U.S. generally accepted accounting principles (“GAAP”).  Information regarding the Adjusted EBITDA and the non-GAAP term EBITDA and their use by the Company is set forth in the Company’s annual report on Form 10-K filed August 14, 2013, as updated by its reports on Form 10-Q.

The tables attached to the press release also include the non-GAAP financial measurements “Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net” “Net Income Excluding Acquisition-related Items” and “Diluted EPS Excluding Acquisition-related Items,” reconciling these measurements to financial measurements under GAAP.  These non-GAAP measurements exclude from the GAAP measurement income from operations or net income (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs and (b) the net changes in the fair value of acquisition-related contingent consideration liabilities.  These items have been excluded from the GAAP measurement because these expenses and credits are not related to the Company’s core business operations and are related solely to the Company’s acquisition activities.  Changes in the fair value of acquisition-related contingent consideration liabilities can be a net expense or credit in any given period, and fluctuate based upon the then current value of cash consideration the Company expects to pay in the future for prior acquisitions, without impacting cash generated from the Company’s business operations.

Management believes that these measurements provide investors with useful information and more meaningful period over period comparisons by identifying and excluding these acquisition-related costs so that the performance of the core business operations can be identified and compared.  Management also believes that these measurements help our investors to better understand the profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers.

These non-GAAP measurements should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measurements.  These measurements have limitations because there are no standards to determine which adjustments to GAAP measurements should be made, and/or may not be comparable with similar measurements for other companies.  In addition, acquisitions are a part of our growth strategy, and therefore acquisition-related items are a necessary cost of the Company’s business.  Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net, and Net Income Excluding Acquisition-related Items are not metrics used to determine incentive compensation for executives or employees, but Diluted EPS Excluding Acquisition-related Items does impact executive compensation.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1                        Press release issued by Mistras Group, Inc. dated April 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: April 8, 2014	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated April 8, 2014